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                                                                   EXHIBIT 10.19

                               PENFORD CORPORATION
                             INTERCREDITOR AGREEMENT

         This Intercreditor Agreement (herein, the "Agreement") is entered into as of October 7, 2003, among Harris Trust and Savings Bank, individually ("HTSB") and as administrative agent (the "Bank Agent") for the U.S. Lenders (as hereinafter defined), the U.S. Lenders, each of whose address is set forth under its signature hereon, and Australia and New Zealand Banking Group Limited ABN 11 005 357 522 (the "Australian Lender"), and in its capacity as the appointed agent of debenture holders under the Debenture Trust Deed (as hereinafter defined) and as "Agent" under the Syndicated Facility Agreement (in each such capacity, "Australian Agent"), and ANZ Capel Court Limited ABN 30 004 768 807 in its capacity as "Trustee" under the Debenture Trust Deed and in its capacity as "Security Trustee" under the Security Trust Deed (as hereinafter defined) (in each such capacity, "Australian Trustee") (the U.S. Lenders and the Australian Lender being referred to herein collectively as the "Lenders" and individually as a "Lender") pertaining to the financing of Penford Corporation (the "U.S. Borrower"), Penford Holdings Pty. Ltd ("Penford Holdings") and Penford Australia Limited ("Penford Australia" and, together with Penford Holdings, individually an "Australian Borrower" and collectively the "Australian Borrowers" and, together with the U.S. Borrower and the Australian Borrowers, individually a "Borrower" and collectively the "Borrowers").

                                    RECITALS

         A. The U.S. Borrower is a party to that certain Credit Agreement dated as of October 7, 2003, as the same may from time to time be amended, supplemented, restated and otherwise modified (as so amended, supplemented, restated and otherwise modified, the "U.S. Credit Agreement"), among the U.S. Borrower, the from time to time guarantors parties thereto (the "U.S. Guarantors"), the lenders who may from time to time be parties thereto (individually a "U.S. Lender" and collectively the "U.S. Lenders"), and HTSB, individually and as Bank Agent, pursuant to which the U.S. Lenders commit, among other things and subject to certain terms and conditions, to make (a) a U.S. $40,000,000 revolving credit facility (the "U.S. Revolving Credit") available to the U.S. Borrower, and (b) a $40,000,000 term credit facility (the "U.S. Term Credit");

         B. Penford Australia is a party to that certain Syndicated Facility Agreement dated November 15, 2000, as the same have been and may from time to time hereafter be amended, supplemented, restated and otherwise modified (as so amended, supplemented, restated and otherwise modified, the "Syndicated Facility Agreement"), with the Australian Lender as "Agent" and "Participant" pursuant to which the Australian Lender commits, among other things and subject to certain terms and conditions, to make a revolving credit facility in an amount equal to the Australian dollar equivalent of US$15,000,000 (the "Australian Revolving Credit") available to the Australian Borrowers in the form of the acceptance of bills and the creation of overdrafts;

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         C. Penford Holdings is a party to that certain Debenture Trust Deed dated November 15, 2000, as the same have been and may from time to time hereafter be amended, supplemented, restated and otherwise modified (as so amended, supplemented, restated and otherwise modified, the "Debenture Trust Deed"), with ANZ Capel Court Limited pursuant to which the Australian Lender makes a term credit facility in an amount equal to the Australian dollar equivalent of US$15,000,000 (the "Australian Term Credit") available to Penford Holdings; and

         D. Penford Australia is a party to that certain Letter of Offer dated November 2, 2000, as the same have been and may from time to time hereafter be amended, supplemented, restated and otherwise modified (as so amended, supplemented, restated and otherwise modified, the "Australian Letter of Offer") with the Australian Lender pursuant to which the Australian Lender may extend credit and make certain financial accommodations to Penford Australia on the terms set forth therein;

         E. The Lenders desire to establish between themselves certain rights and obligations regarding the Borrower and the sharing of Exposure for their mutual benefit and guidance.

         NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the Lenders, the Bank Agent, the Australian Agent and the Australian Trustee hereby agree as follows.

SECTION 1. DEFINITIONS.

         Section 1.1. The following terms when used in this Agreement shall have the following meanings:

         "Aggregate Exposure" means, as of any date of determination, the sum of the Exposure of all of the Lenders as of such date.

         "Default" means any event which with the lapse of time, the giving of notice, or both would constitute an Event of Default.

         "Event of Default" means an "Event of Default" as defined in the U.S. Credit Agreement, the Syndicated Facility Agreement or the Debenture Trust Deed.

         "Exposure" means, with respect to any Lender, the U.S. Dollar Equivalent of the aggregate principal amount of all Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability owed to such Lender as of the date of determination. For purposes of determining any Lender's Exposure, the principal amount of (a) any U.S. Letter of Credit issued pursuant to the U.S. Credit Agreement shall be the amount of such Lender's participation interest in the maximum amount available to be drawn under such U.S. Letter of Credit, (b) any overdraft created pursuant to the Syndicated Credit Facility shall be the amount of such overdraft, (c) any acceptance issued pursuant to the Syndicated Credit Facility shall be the Outstanding Bill Amount (as defined in the Syndicated Facility Agreement as in effect on the date hereof) relating

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thereto, and (d) any letter of credit issued pursuant to the Australian Letter of Offer shall be the maximum amount available to be drawn thereunder.

         "Pro Rata Share" means, as to any Lender, a percentage determined by dividing the amount of such Lender's Exposure as of the date of determination by the Aggregate Exposure as of the same date.

         Section 1.2. Capitalized terms used in this Agreement shall, unless otherwise specified, have the meanings so ascribed to them in the U.S. Credit Agreement.

SECTION 2. SHARING OF EXPOSURE.

         Section 2.1. The application of any proceeds of Collateral and the rights of the Lenders to any proceeds of Collateral shall be determined in strict compliance with the terms of the relevant Loan Documents. Notwithstanding any provision of any of the Loan Documents to the contrary, following the occurrence of an Event of Default and the acceleration of the Obligations, if immediately after the application of any proceeds of Collateral pursuant to the terms of the relevant Loan Documents, any Lender's Pro Rata Share of the Aggregate Exposure is less than its Pro Rata Share of the Aggregate Exposure immediately before the application of such proceeds of Collateral, then such Lender shall purchase (on such date selected by the Bank Agent but in any event no later than five (5) Business Days after the date of such application of proceeds) for cash in U.S. Dollars at face value, but without recourse, ratably from each of the other Lenders an undivided participation interest in such amount of the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability held by each such other Lenders (or interest therein) as shall be necessary to cause each Lender's Exposure to equal its Pro Rata Share of the Aggregate Exposure immediately before the application of the proceeds of Collateral; provided, however, that if any such purchase is made by any Lender, and if such payment or any part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such payment so recovered, but without interest.

         Section 2.2. The obligations of the Lenders to each other under Section
2.1 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Borrower, any Guarantor, the U.S. L/C Issuer, the Administrative Agent, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any commitment of any Lender, and each payment by a Lender under this Section 2.1 shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 3. ENFORCEMENT ACTIONS.

         Section 3.1. Default Notices. Each Lender (or the Bank Agent on behalf of the U.S. Lenders) shall give written notice to the other Lender (or the Bank Agent on behalf of the U.S. Lenders) of the occurrence of an Event of Default under the U.S Credit Agreement, the

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Syndicated Facility Agreement or the Australian Term Loan Agreement, as the case may be, to which it is a party.

         Section 3.2. Acceleration of Obligations. Upon the occurrence of an Event of Default, under the U.S. Credit Agreement and the acceleration of the maturity of the Obligations outstanding thereunder pursuant to Section 8.2 or
8.3 of the U.S. Credit Agreement, the Australian Lender (or the Australian Agent, as applicable) shall take such action as may be necessary pursuant to the Syndicated Facility Agreement and the Debenture Trust Deed to accelerate the maturity of the Obligations outstanding thereunder and to demand payment of all obligations outstanding under the Australian Letter of Offer.

         Section 3.3. Coordination of Enforcement Actions. The Lenders, the Bank Agent and the Australian Trustee shall keep each other fully informed as to any enforcement action being taken by them as a result of any Event of Default. The relevant Lenders shall, and shall cause the Bank Agent and the Australian Trustee to, cooperate with each other in the enforcement of the Liens granted to each of them by the Borrowers or any of them.

SECTION 4. ASSIGNMENT OR SALE OF CLAIMS.

         The Lenders hereby agree not to assign, transfer, sell or otherwise dispose of any or all of their respective claims against the Borrowers except upon 5 business days prior written notice to the other Lenders (or the Bank Agent on behalf of the U.S. Lenders), and provided that no Lender shall assign or transfer any interest in the Obligations held by it or permit any party to become a party to the U.S Credit Agreement, the Syndicated Facility Agreement, the Australian Letter of Offer or the Debenture Trust Deed unless such transfer or assignment is made subject to this Agreement and such transferee, assignee or person becomes a signatory to this Agreement and assumes the obligations of the transferor or assignor or the obligations of a U.S. Lender or the Australian Lender, as the case may be, hereunder from and after the time of such transfer or assignment or the time such person becomes a party to the U.S Credit Agreement, the Australian Letter of Offer, the Syndicated Facility Agreement or the Debenture Trust Deed, as the case may be, all in a manner acceptable to the Bank, provided further that any such assignment or transfer shall be subject to the terms of Sections 12.11 and 12.12 of the U.S. Credit Agreement.

SECTION 5. LOAN ADMINISTRATION, WAIVERS, AMENDMENTS AND FORBEARANCES.

         Section 5.1. Each Lender hereby agrees not to contest the validity, enforceability, perfection or priority of the Lien of any other Lender.

         Section 5.2. Each Lender waives any claims against the other Lender, the Bank Agent, the Australian Agent or the Australian Trustee based on marshaling of assets or any other equitable grounds as to the Collateral.

         Section 5.3. Each Lender hereby agrees that it shall not make any waivers, amendments, modifications and/or forbearances under its respective agreements with any of the Borrowers or any guarantor thereof, except in compliance with Section 12.13 of the U.S. Credit Agreement.

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         Section 5.4. The Australian Lender hereby agrees that if a condition precedent to its obligation to extend credit to an Australian Borrower under the relevant Australian Loan Document is not met at a time when the conditions precedent contained in Section 6.1 of the US Credit Agreement are met or have been waived by the Required Lenders, the Australian Lender shall at the direction of the Required Lenders waive compliance by the relevant Australian Borrower with such condition precedent.

SECTION 6. RELATIONSHIP OF CREDITORS.

         Section 6.1. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency relationship between the Lenders, the Bank Agent, the Australian Agent and the Australian Trustee, or any of them.

         Section 6.2. None of the Lenders, the Bank Agent, the Australian Agent, the Australian Trustee, or any of their respective directors, officers, agents or employees shall be responsible to any other Lender, the Bank Agent, the Australian Agent, the Australian Trustee, or to any other person or entity for any Borrower's solvency, financial condition or ability to repay the Obligations, or for statements of any Borrower, oral or written, or for the validity, sufficiency or enforceability of the Obligations, Hedging Liability, Funds Transfer and Deposit Account Liability any of the Loan Documents, or any Lien granted by any Borrower to any Lender, the Bank Agent, the Australian Agent or the Australian Trustee in connection therewith. Each Lender has entered into the U.S. Credit Agreement, the Syndicated Facility Agreement and the Debenture Trust Deed, as the case may be, with the Borrowers based upon its own independent investigation, and makes no warranty or representation to the other Lenders, the Bank Agent, the Australian Agent or the Australian Trustee, nor does it rely upon any representation of any other Lender, the Bank Agent, the Australian Agent or the Australian Trustee with respect to matters identified or referred to in this Section.

SECTION 7. THIRD PARTY BENEFICIARY.

         This Agreement is not intended to benefit any third party (including the Borrowers, or any guarantor of any Borrower's obligations to any of the Lenders now or hereafter); and any Lender's performance or nonperformance of the terms of this Agreement shall not give rise to any claim or cause of action to any third party (including the Borrowers or any guarantor of any Borrower's obligations to any Lender now or hereafter).

SECTION 8. NOTICES.

         Any notice hereunder shall be transmitted by facsimile or next-day express mail service. Notice shall be deemed to have been given on the date so transmitted (if by facsimile) or on the business day following the date of delivery to the express mail service (if by express mail service). Any notice shall be transmitted or addressed, as the case may be, to the applicable Lender, the Bank Agent or the Australian Trustee at its facsimile no. or address set forth below, or such other facsimile no. or address as may be subsequently designated in writing:

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                  1.       If to the Bank Agent or HTSB: Harris Trust and
         Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603,
         Attention: Food Group; Facsimile No. (312) 765-8095.

                  2. If to any other U.S. Lender: to the address set forth on the signature page hereto.

                  3.       If to the Australian Lender or the Australian Agent:
         Level 1, 20 Martin Place, Sydney NSW 2000 Australia, Attention: James Arnold; Facsimile No. 61 (02) 9227 1334.

                  4. If to the Australian Trustee: Level 2, 20 Martin Place, Sydney NSW 2000 Australia, Attention: Kirsten Ludlow; Facsimile No. 61 (02) 9227 1031.

SECTION 9. MISCELLANEOUS.

         Section 9.1. This Agreement constitutes the entire agreement of the parties hereto with respect to the sharing of Exposure, and its provisions may not be amended or waived in any manner except upon the written consent of each Lender. No delay on the part of any Lender in exercising any right, claim or remedy under this Agreement (or against any Borrower, the Collateral or any guarantor of any Borrower's obligations to any lender) shall operate as a waiver thereof; and no single or partial exercise or waiver of any right, claim or remedy shall preclude any further exercise of such right, claim or remedy.

         Section 9.2 This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 9.3. Headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 9.4. This Agreement, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

         Section 9.5. Australian Trustee.

         (a) Australian Trustee's Capacity. The Australian Trustee enters into this Agreement in its capacity as trustee of the Penford Debenture Trust and the Penford Security Trust.

         (b) Australian Trustee Acts as Nominee. Notwithstanding any other provision of this Agreement, each party to this Agreement (other than the Australian Trustee) acknowledges that:

                  (i) the Australian Trustee (in its capacity as trustee of the Penford Debenture Trust): (x) holds the benefit of this Agreement for the benefit of the Debenture Holders; (y) is bound to act on the instructions of the Debenture Holders pursuant to the terms of

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         the Debenture Trust Deed; and (z) in the absence of such instructions from the Debenture Holders or where a force majeure event exists, the Australian Trustee is not bound to act.

                  (ii) the Australian Trustee (in its capacity as trustee of the Penford Security Trust): (x) holds the benefit of this Agreement for the benefit of the Beneficiaries; (y) is bound to act on the instructions of the Beneficiaries pursuant to the terms of the Security Trust Deed; and (z) in the absence of such instructions from the Beneficiaries or where a force majeure event exists, the Australian Trustee is not bound to act.

         (c) Duties Limited. The obligations, duties and responsibilities of the Australian Trustee (in its capacity as trustee of the Penford Debenture Trust) are limited to those expressly set out in the Debenture Trust Deed and this Agreement. The obligations, duties and responsibilities of the Australian Trustee (in its capacity as trustee of the Penford Security Trust) are limited to those expressly set out in the Security Trust Deed and this Agreement.

         (d) Acknowledge Indemnity. It is acknowledged that:

                   (i) the Australian Trustee (in its capacity as trustee of the Penford Debenture Trust) is entitled to be indemnified for its actions under this Agreement: (x) out of the assets of the Penford Debenture Trust; and (y) by the Debenture Holders, except where the Australian Trustee has been guilty of fraud, willful misconduct or gross negligence; and

                  (ii) the Australian Trustee (in its capacity as trustee of the Penford Security Trust) is entitled to be indemnified for its actions under this Agreement: (x) out of the assets of the Penford Security Trust; and (y) by the Beneficiaries, except where the Australian Trustee has been guilty of fraud, willful misconduct or gross negligence.

         (e) Limits on Liability. (i) Subject to Section 9.5(e)(ii) hereof, each party to this Agreement (other than the Australian Trustee) acknowledges and agrees that: (x) the Australian Trustee's liability under this Agreement is limited to its ability to be indemnified in the manner set out in Section 9.5(d) hereof; and (y) it will not have any recourse to the Australian Trustee beyond that for which the Australian Trustee is entitled to be so indemnified as contemplated by Section 9.5(d) hereof.

                  (ii) The limitation of liability set out in Section 9.5(e)(i) hereof will not apply where the Australian Trustee has been guilty of fraud, willful misconduct or gross negligence.

         (f) Assignment by Australian Trustee. (i) Each party to this Agreement (other than the Australian Trustee) acknowledges and agrees that the Australian Trustee may assign its rights and novate or otherwise transfer its obligations under this Agreement to any replacement trustee that is appointed under the Debenture Trust Deed or the Security Trust Deed.

         (ii) Each party to this Agreement (other than the Australian Trustee) agrees that it will enter into a novation deed with any replacement trustee that is appointed under the Debenture

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Trust Deed or the Security Trust Deed (in a form acceptable to the Australian
Trustee and the replacement trustee).

         (g) Definitions. For purposes of this Section 9.5, the following terms shall be defined as follows:

         "Debenture Holder" has the same meaning as in the Debenture Trust Deed.

         "Beneficiary" has the same meaning as in the Security Trust Deed."Penford Debenture Trust" means the trust constituted under the Debenture Trust Deed.

         "Penford Security Trust" means the trust constituted under the Security Trust Deed.

         Section 9.6. EACH LENDER, THE BANK AGENT, THE AUSTRALIAN AGENT AND THE AUSTRALIAN TRUSTEE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                           [SIGNATURE PAGE TO FOLLOW]

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         Dated as of the date first written above.

                                  HARRIS TRUST AND SAVINGS BANK, individually
                                     and as Bank Agent

                                  By /s/ Karen Knudsen
                                     Name Karen L. Knudsen
                                     Title Vice President

                                  WELLS FARGO BANK, N.A.

                                  By /s/ Catherine M. Jones
                                     Name Catherine M. Jones
                                     Title Vice President

                                  Address:

                                  WELLS FARGO BANK, N.A.
                                  1740 Broadway Mac# C7301-031
                                  Denver, CO  80274
                                  Attention: Catherine M. Jones
                                  Telecopy:  (303) 863-6670
                                  Telephone: (303) 863-5070

                                  U.S. BANK NATIONAL ASSOCIATION

                                  By /s/ Kenneth D. Brown
                                     Name Kenneth D. Brown
                                     Title Vice President

                                  Address:

                                  918-17th St., 4th Floor
                                  Denver, CO  80202
                                  Attention: Kenneth D. Brown
                                  Telecopy:  (303) 585-6935
                                  Telephone: (303) 585-4202

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                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By /s/ Keith J. Cable
                                     Name Keith J. Cable
                                     Title Assistant Vice President

                                  Address:

                                  135 S. LaSalle Bank
                                  Suite 1110
                                  Chicago, IL  60603
                                  Attention: Keith J. Cable
                                  Telecopy:  (312) 904-6242
                                  Telephone: (312) 904-7621

                                  COOPERATIVE CENTRALE
                                     RAIFFEISEN-BOERENLEENBANK B.A.,
                                     "RABOBANK NEDERLAND," NEW YORK
                                     BRANCH

                                  By /s/ Kimberly Miller
                                     Name Kimberly Miller
                                     Title Vice President

                                  By /s/ Edward J. Peyser
                                     Name Edward J. Peyser
                                     Title Managing Director

                                  Address:

                                  300 South Wacker Drive
                                  Suite 3500
                                  Chicago, IL  60606
                                  Attention: Brad Peterson
                                  Telecopy:  (312) 408-8240
                                  Telephone: (312) 408-8222

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                                  AUSTRALIA AND NEW ZEALAND BANKING
                                     GROUP LIMITED, as Australian Lender
                                     and Australian Agent

                                  By /s/ Steve Breslin
                                     Name Steve Breslin
                                     Title Associate Director/Attorney

                                  ANZ CAPEL COURT LIMITED, as Australian
                                     Trustee

                                  By /s/ Kirsten Ludlow
                                     Name Kirsten Ludlow
                                     Title Attorney

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                          ACKNOWLEDGEMENT OF BORROWERS

         The undersigned, Borrowers, consents to the foregoing Agreement and acknowledges that it is not a third party beneficiary of such Agreement; and each Borrower waives any claim or right against any of the Lenders, the Bank Agent, the Australian Agent and the Australian Trustee arising by virtue of said Agreement.

         Dated as of October 7, 2003.

                                  PENFORD CORPORATION

                                  By /s/ Steven O. Cordier
                                     Name Steven O. Cordier
                                     Title Vice President and Chief
                                     Financial Officer

                                  PENFORD AUSTRALIA LIMITED

                                  By /s/ Steven O. Cordier
                                     Name Steven O. Cordier
                                     Title Vice President and Chief
                                     Financial Officer

                                  PENFORD HOLDINGS PTY. LTD.

                                  By /s/ Steven O. Cordier
                                     Name Steven O. Cordier
                                     Title Vice President and Chief
                                     Financial Officer